UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 25, 2011
 (Date of earliest event reported: March 22, 2011)

PHOENIX INTERNATIONAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140257	20-8018146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

61B Industrial PKWY, Carson City, NV	89706
(Address of principal executive offices)	(Zip Code)

775 882 9700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following  provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Form 8-K of Phoenix International Ventures, Inc. (the “Company”) dated March 3, 2011, on February 27, 2011, the Board of Directors accepted the resignation of Niv Nissenson as the Company’s Chief Financial Officer (“CFO”) originally given on February 22, 2011.  Mr. Nissenson was the Company’s principal accounting officer.  Mr. Nissenson remains on the Company’s Board of Directors.  Mr. Nissenson resigned for personal reasons.  Mr. Nissenson indicated that he had no disagreements with the Company’s accounting policies or practices.  The resignation was effective on February 27, 2011.  The Company appointed Teja Shariff as the Company’s interim Chief Financial Officer until the sooner of June 1, 2011 or until a permanent replacement is elected by the Board.  Mr. Shariff is the brother of the Company’s CEO and President, Mr. Zahir Teja.

On March 22, 2011 Neev Nissenson resigned as Secretary and as a member of the board of directors of the Company and its subsidiaries.  On the same date the Company, Zahir Teja and certain other parties entered into a settlement agreement and mutual release with Mr. Nissenson.  Under terms of the agreement, the Company agreed to pay to Mr. Nissenson the sum of $136,593 in accrued salary and related compensation under his employment agreement with the Company, payable in monthly installments of $2,500 each commencing September 30, 2011.  Mr. Nissenson agreed to terminate his employment agreement with the Company and the parties exchanged mutual releases.

In a related development, on March 22, 2011, the Company, Zahir Teja and certain other parties entered into a settlement agreement and mutual release with Mr. Haim Nissenson and Anney Consulting Corp. (“Anney”).  Under terms of the agreement, the October 2, 2006 consulting agreement among Mr. Haim Nissenson, Anney, Zahir Teja and the Company, and all amendments thereto, was terminated, and in full payment for $181,211 accrued consulting fees payable to Anney, the Company agreed to issue to Anney an aggregate of 308,018 shares of Company common stock.  The agreement also obligates the Company to remove Haim Nissenson and Neev Nissonson from a $15,000 personal guaranty to an Israeli bank by September 30, 2011, and provides Haim Nissenson and Anney with certain piggyback registration rights on all Company shares  owned by them, subject to the terms of the maximum two year lockup agreement referred to below.  For so long as the lockup agreement remains in effect, the parties agreed that Anney and Haim Nissenson could nominate one individual to serve as a member of the board of directors of the Company so long as such nominee is reasonably acceptable to the members of the Company’s board of directors.

The parties to the above agreements agreed to mutually dismiss with prejudice a litigation brought by the Company and Mr. Teja against Haim Nissenson, Anney and Neev Nissenson in the Second Judicial District Court of the State of Nevada.

To fill the vacancy created by the resignation of Neev Nissenson, on March 24, 2011, Zahir Teja appointed Amit Barzelai to serve as a member of the board of directors.  Pursuant to the authority granted to the directors in the Company By-Laws, Messrs. Teja and Barzelai then amended the By-Laws to increase the size of the board of directors of the Company from two persons to a minimum of three and a maximum of seven persons.  The directors then appointed Messrs. Uri Wittenberg, Hagai Langstadter and Ofer Bar-Nes Nissensohn to serve as additional members of the board of directors of the Company and each of its subsidiaries.  As a result, the board of directors of the Company and each of its subsidiaries now consists of five members.

Uri Wittenberg has been the managing director and chairman of the board of directors of Wittenberg Barzalei Infrastructure  & Environmental Ltd. since 2005.  Located in Tel Aviv, Israel, Wittenberg Barzalei Infrastructure  & Environmental Ltd. provides environmental management services and advanced environmental technologies.  Its services include waste management services and logistics services for industrial clients using advanced technologies and recovery of waste in the form of energy or organic materials; water purification technologies; wastewater management; sludge treatment technologies and Bio Agro technologies.  Mr. Wittenberg is also a managing director and chairman of other businesses in Israel, including U. Wittenberg – Initiative & Management Ltd., E. Taieb Engineering  Ltd., a leading Israel construction and engineering company, and WineWise Ltd., a commercial trading company that imports wines and spirits in Israel.  The owner of 174,000 shares of Company common stock, Mr. Wittenberg purchased 1,066,667 additional shares for $160,000 in the private placement described below.  Mr. Wittenberg holds an MBA in marketing and finance from the College of Management, Tel Aviv, Israel.

Amit Barzelai graduated from the College of Management, Israel in 1995 with a B.Sc. in Business Management, specializing in Accounting and Finance. Since his graduation, he has held various positions in various private companies in Israel with his duties primarily involving, management, business development, financing and financial management,  accounting,  internal accounting and fraud detection.  Mr. Barzelai is the founder and CEO of Eliyahu Barzelai Holdings & Investments Ltd., a family investment company where he is involved in planning, strategizing and executing company’s investments.  The owner of 218,183 shares of Company common stock, Mr. Barzelai purchased 500,000 additional shares for $75,000 in the private placement described below.

Hagai Langstadter has, since 2006,  been the group financial and legal manager for DDG Ltd., an affiliated company of Delin Group, a multi-national group of companies that invests primarily in real estate.  From 2005 to 2006 he was a financial and macro analyst for the Manufactures Association of Israel.  Mr. Langstadter received his law degree from Bar Ilan University in 2006.  He purchased 100,000 shares of Company common stock for $15,000 in the private placement described below.

Ofer Bar Nes Nissensohn has, since 2006, been an investment manager in Bar-Nes Holdings & Assets, a private family investment company.  For four years prior thereto, he was a director of Tiv Taam Holdings 1 (formerly, World Group Holdings Ltd.), a public investment and holdings company in Israel, and from 2007 to 2009 was a director of Tiv Tam Holdings.  Mr. Nissensohn is also a director of two development stage technology companies located in Israel.  Mr. Nissensohn is the son of Zvi Bar-Nes Nissensohn, a shareholder and one of the former note holders of the Company who converted a $110,000 note into 733,333 shares of Company common stock in the private placement described below.

Item 8.01   Other Matters

On March 24, 2011, the Company’s board of directors approved private placement of up to 6,666,667 shares of the Company’s common stock for up to $1,000,000 in cash at a price per share of $0.15 (the “Financing”), pursuant to the terms of a subscription agreement dated as of February 28, 2011, as amended by a supplement dated March 22, 2011.  Messrs. Amit Barzelai, Uri Wittenberg and Hagai Langstadter purchased an aggregate of 1,666,667 shares of Company common stock for $250,000.  The offering of the remaining 5,000,000 shares will be made to accredited investors through April 30, 2011, subject to the Company’s right to terminate the offering at any time or extend it to as later as May 31, 2011.

In addition, approximately $337,000 of debt currently in default (consisting of $300,000 original principal amount plus accrued interest thereon) issued to certain note holders (including Zvi bar-nes Nissenson, the father of Ofer Bar-Nes Nissenson) were converted into approximately 2,247,000 shares of the Company’s common stock at the price of $0.15 per share.  The Company also agreed to issue 30,000 additional shares of its common stock to the converting note holders in consideration for prior debt extensions.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1
Settlement Agreement and Mutual Release, dated March 22, 2011 by and among Phoenix International Ventures, Inc., Zahir Teja, Neev Nissenson and certain other investor parties and converting note holder investor parties.

10.2
Settlement Agreement and Mutual Release, dated March 22, 2011 by and among Phoenix International Ventures, Inc., Zahir Teja, Anney Consulting Corp., Haim Nissenson and certain other investor parties and converting note holder investor parties.

10.3
Lock up agreement, dated March 22, 2011 by and among Phoenix International Ventures, Inc., Zahir Teja, Anney Consulting Corp., Haim Nissenson, Neev Nissenson and certain other investor parties and converting note holder investor parties.

10.4	Form of Amended and Restated By-Laws of Phoenix International Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INTERNATIONAL VENTURES, INC.

Date: March 25, 2011	By:	/s/ Zahir Teja
Zahir Teja
President and Chief Executive Officer

Exhibit Index

10.1
Settlement Agreement and Mutual Release, dated March 22, 2011 by and among Phoenix International Ventures, Inc., Zahir Teja, Neev Nissenson and certain other investor parties and converting note holder investor parties.

10.2
Settlement Agreement and Mutual Release, dated March 22, 2011 by and among Phoenix International Ventures, Inc., Zahir Teja, Anney Consulting Corp., Haim Nissenson and certain other investor parties and converting note holder investor parties.

10.3
Lock up agreement, dated March 22, 2011 by and among Phoenix International Ventures, Inc., Zahir Teja, Anney Consulting Corp., Haim Nissenson, Neev Nissenson and certain other investor parties and converting note holder investor parties.

10.4	Form of Amended and Restated By-Laws of Phoenix International Ventures, Inc.